Exhibit 10.26
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE DESIGNATED AS [***].

December 20, 2023

Alpine Immune Sciences Inc.
188 E Blaine St Suite 200
Seattle, WA 98102
United States
Attention: Paul Rickey, CFO

Re:    The Option and License Agreement between Alpine Immune Sciences Inc. (“Alpine” or “Licensor”) and AbbVie Global Enterprises Ltd. (as assignee of AbbVie Ireland Unlimited Company) (“AbbVie”), made and entered into as of June 17, 2020, as amended by that certain letter dated April 12, 2022 (the “Agreement”)

To Whom it May Concern:

This letter serves to memorialize the amendment of certain terms of the Agreement as set forth herein.

1.    Modification of the Option Exercise Fee. The Parties agree that Section 6.4 (Option Exercise Fee) is hereby deleted and replaced in its entirety with the following:

Option Exercise Fee. Within thirty (30) days after the Option Effective Date, AbbVie shall pay Licensor a one-time payment of Ten Million Dollars ($10,000,000) (the “Option Exercise Fee”).

2.    Modification of Certain Payments. The Parties agree that, notwithstanding anything to the contrary in the Agreement:
a.    the amount of each payment payable by AbbVie to Licensor under each of Section 6.2 (Development Milestones by Licensor), Section 6.3 (Development Milestones by AbbVie), Section 6.5 (Sales-Based Milestones) or Section 6.6 (Royalties) is hereby reduced to seventy-five percent (75%) of the amount written in Section 6.2 (Development Milestones by Licensor), Section 6.3 (Development Milestones by AbbVie), Section 6.5 (Sales-Based Milestones) or Section 6.6 (Royalties), as applicable;

[***]

b.    the third development milestone in Section 6.2 (Development Milestones by Licensor) is in its entirety hereby deleted from the Agreement in its entirety and will not be payable by AbbVie.

3.    New Analysis. Alpine will stop enrollment of any new patients in the Phase II SLE Clinical Study within thirty (30) days of the date of this letter and will conduct a final analysis after the last patient enrolled in the Phase II SLE Clinical Study as of the date of this letter has completed the study protocol (the “New Analysis”). [***]

4.    Data Package. Based on the New Analysis, Alpine agrees to provide AbbVie with a data package containing at least the elements set forth in Exhibit B to this letter, including without limitation all patient level data in a format reasonably acceptable to AbbVie (the “New Analysis Data Package”). [***]

5.    AbbVie Review. AbbVie may, in its sole discretion, exercise the Option by providing written notice of such to Alpine no later than ninety (90) days after the New Analysis Data Package Delivery Date (such period, the “New Analysis Review Period”). [***]

6.    Non-Exercise of Option. In the event that AbbVie does not exercise the Option during the New Analysis Review Period, the Agreement will terminate without any action of either Party on the first day following the New Analysis Review Period pursuant to Section 12.1(a), with consequences as set forth in the Agreement.

7.    Public Announcements. Notwithstanding Section 9.5 of the Agreement, Alpine shall not issue any other public announcement, press release or other public disclosure regarding this letter without AbbVie’s prior written consent, except for any such disclosure that is, in the opinion of Alpine’s counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed.

8.    Miscellaneous. The Agreement shall remain in full force and effect except as expressly modified by this letter. This letter constitutes the entire understanding between the Parties with respect to the amendment of the Agreement, and supersedes all prior understandings, both written and oral, between the Parties with respect thereto.

Capitalized terms used in this letter have the meanings set forth in the Agreement. Unless otherwise specified, section references in this letter refer to the applicable section in the Agreement. This letter will be effective upon execution by each of the parties.

Please countersign this letter below and return a copy to AbbVie. If you have any questions regarding this letter, please contact [***].

Sincerely,

/s/ Arthur C. Price

AbbVie Global Enterprises Ltd.
Name: Arthur C. Price
Title: Director

                    Agreed:

                    /s/ Paul Rickey

Alpine Immune Sciences Inc.
Name: Paul Rickey
Title: CFO

AbbVie Global Enterprises Ltd.
4th Floor, Washington House
16 Church Street
Hamilton HM11, Bermuda
abbvie.com

Exhibit A

[***]

AbbVie Global Enterprises Ltd.
4th Floor, Washington House
16 Church Street
Hamilton HM11, Bermuda
abbvie.com

Exhibit B

[***]
AbbVie Global Enterprises Ltd.
4th Floor, Washington House
16 Church Street
Hamilton HM11, Bermuda
abbvie.com